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                                                                  EXHIBIT 10.5.1

                    DATE OF LEASE EXECUTION: January 31, 1997



                                    ARTICLE I

                                 REFERENCE DATA


1.1  SUBJECTS REFERRED TO:

     Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1:

LANDLORD: CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation

MANAGING AGENT: Spaulding and Slye Services Limited Partnership

LANDLORD'S & MANAGING AGENT'S ADDRESS:

     Spaulding and Slye Services Limited Partnership
     c/o Spaulding and Slye Company
     125 High Street
     Boston, Massachusetts 02110
     Attn:  Peter A. DeLuca

LANDLORD'S CONSTRUCTION REPRESENTATIVE: Peter A. DeLuca

TENANT: MEDIA 100 INC., a Delaware corporation

TENANT'S ADDRESS (FOR NOTICE AND BILLING):

     Media 100 Inc.
     290 Donald J. Lynch Boulevard
     Marlborough, Massachusetts 01752
     Attn: Chief Financial Officer

TENANT'S CONSTRUCTION
REPRESENTATIVE:            William Jackson Associates, Inc.

LOT: The land known and numbered as 290 Donald J. Lynch Boulevard, Marlborough, Massachusetts.

BUILDING: The building located on the Lot.

PREMISES: The space located on the first (1st) and second (2nd) floors of the Building as shown on Exhibit A.

RENTABLE FLOOR AREA
OF THE PREMISES:           56,508 square feet

TOTAL RENTABLE FLOOR AREA OF THE BUILDING: 87,861 square feet


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DELIVERY DATE: February 5, 1997

TERM COMMENCEMENT DATE: The earlier of (a) April 1, 1997 or (b) the date on which Tenant commences to use the Premises for business purposes

TERM: Commencing on the Term Commencement Date and continuing until March 31, 2002, unless sooner terminated as provided herein

ANNUAL BASE RENT:   (a)  $480,318 based on $8.50 per square foot of Rentable
                         Floor Area ("p.r.s.f.") for the first year of the Term, plus the partial month at the beginning of the Term if any ("Year 1")

                    (b) $508,572 based on $9.00 p.r.s.f. for the second year of the Term, ("Year 2")

                    (c) $536,826 based on $9.50 p.r.s.f. for the third year of the Term, ("Year 3")

                    (d) $565,080 based on $10.00 p.r.s.f. for the fourth year of the Term, ("Year 4")

                    (e) $593,334 based on $10.50 p.r.s.f. for the remainder of the original Term ending March 31, 2002 ("Year 5")

ANNUAL ESTIMATED
OPERATING COSTS
FOR THE BUILDING:   $483,235.50 based on $5.50 p.r.s.f.

ANNUAL ESTIMATED OPERATING
COSTS FOR THE PREMISES
(included in Annual Rent): $310,794

ANNUAL ESTIMATED ELECTRICAL
COST FOR THE PREMISES
(included in Annual Rent): $50,857.20 based on $0.90 p.r.s.f.

ANNUAL RENT (subject to annual adjustment as provided in Article IV):

                    Year 1:   $841,969.20 computed as follows:

                                 $      8.50 Annual Base Rent (p.r.s.f.)
                               + $      5.50 Annual Estimated Operating
                                             Costs (p.r.s.f.)
                               + $       .90 Annual Estimated Electrical
                                             Costs to Tenant's Space
                                 -----------  (p.r.s.f.)
                               = $     14.90 Total Rate (p.r.s.f.)
                               X      56,508 rentable square feet
                                 -----------
                               = $841,969.20 Annual Rent



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                    Year 2:   $870,223.20 computed as follows:

                                 $      9.00 Annual Base Rent (p.r.s.f.)
                               + $      5.50 Annual Estimated Operating
                                             Costs (p.r.s.f.)
                               + $       .90 Annual Estimated Electrical
                                             Costs to Tenant's Space
                                 ----------- (p.r.s.f.)
                               = $     15.40 Total Rate (p.r.s.f.)
                               X      56,508 rentable square feet
                                 -----------
                               = $870,223.20 Annual Rent

                    Year 3:   $898,477.20 computed as follows:

                                 $      9.50 Annual Base Rent (p.r.s.f.)
                               + $      5.50 Annual Estimated Operating
                                             Costs (p.r.s.f.)
                               + $       .90 Annual Estimated Electrical
                                             Costs to Tenant's Space
                                 ----------- (p.r.s.f.)
                               = $     15.90 Total Rate (p.r.s.f.)
                               X      56,508 rentable square feet
                                 -----------
                               = $898,477.20 Annual Rent

                    Year 4:   $926,731.20 computed as follows:

                                 $     10.00 Annual Base Rent (p.r.s.f.)
                               + $      5.50 Annual Estimated Operating
                                             Costs (p.r.s.f.)
                               + $       .90 Annual Estimated Electrical
                                             Costs to Tenant's Space
                                 ----------- (p.r.s.f.)
                               = $     16.40 Total Rate (p.r.s.f.)
                               X      56,508 rentable square feet
                                 -----------
                               = $926,731.20 Annual Rent

                    Year 5:   $954,985.20 computed as follows:

                                 $     10.50 Annual Base Rent (p.r.s.f.)
                               + $      5.50 Annual Estimated Operating
                                             Costs (p.r.s.f.)
                               + $       .90 Annual Estimated Electrical
                                             Costs to Tenant's Space
                                 ----------- (p.r.s.f.)
                               = $     16.90 Total Rate (p.r.s.f.)
                               X      56,508 rentable square feet
                                 -----------
                               = $954,985.20 Annual Rent


PERMITTED USES: Subject to applicable zoning regulations, general office purposes, the design and manufacture of computer hardware and software, and the assembly, storage and distribution of same.



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COMMERCIAL GENERAL LIABILITY INSURANCE:

           $2,000,000 combined single limit per occurrence, $5,000,000 annual aggregate.

BROKERS:   Spaulding and Slye Properties Limited Partnership and Fallon Hines &
O'Connor

SECURITY DEPOSIT:   $300,000, subject to the provisions of Section 10.16.

1.2  EXHIBITS.

     The exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as part of this Lease:

         EXHIBIT A       Plan showing Premises.

         EXHIBIT B       Landlord's Work.

         EXHIBIT C       Permitted Structural Alterations.

         EXHIBIT D       Cleaning Schedule

         EXHIBIT E       Rules and Regulations.

         EXHIBIT F       Hazardous Substances Used in Tenant's Business.


1.3  TABLE OF CONTENTS                                                     PAGE

ARTICLE II -- PREMISES AND TERM..............................................  7

      Section 2.1     Description of Premises................................  7
      Section 2.2     Term...................................................  7
      Section 2.3     Option to Extend.......................................  7
      Section 2.4     Right of First Refusal.................................  9

ARTICLE III - CONSTRUCTION................................................... 11

      Section 3.1     Delivery of Premises................................... 11
      Section 3.2     Preparation of Premises for Occupancy.................. 12
      Section 3.3     General Provisions Applicable to
                        Construction......................................... 13
      Section 3.4     Construction Representatives........................... 13
      Section 3.5     Alterations and Additions.............................. 14

ARTICLE IV -- RENT........................................................... 15

      Section 4.1     Rent................................................... 15
      Section 4.2     Operating Costs........................................ 15
      Section 4.3     Estimated Premises Expense Payments.................... 19
      Section 4.4     Electricity and Water.................................. 19



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      Section 4.5     Change of Calendar Year................................ 21
      Section 4.6     Payments............................................... 21

ARTICLE V -- LANDLORD'S COVENANTS............................................ 21

      Section 5.1     Landlord's Covenants During the Term................... 21
              5.1.1   Building Services...................................... 21
              5.1.2   Additional Building Services........................... 22
              5.1.3   Repairs................................................ 22
              5.1.4   Tenant Signage......................................... 22
              5.1.5   Quiet Enjoyment........................................ 23
              5.1.6   Insurance.............................................. 23

      Section 5.2     Interruptions.......................................... 23

ARTICLE VI -- TENANT'S COVENANTS............................................. 24

      Section 6.1     Tenant's Covenants During the Term..................... 24
              6.1.1   Tenant's Payments...................................... 24
              6.1.2   Repairs and Yielding Up................................ 24
              6.1.3   Occupancy and Use...................................... 24
              6.1.4   Rules and Regulations.................................. 25
              6.1.5   Safety Appliances...................................... 26
              6.1.6   Assignment and Subletting.............................. 26
              6.1.7   Indemnity.............................................. 28
              6.1.8   Tenant's Insurance..................................... 28
              6.1.9   Tenant's Worker's Compensation
                        Insurance............................................ 29
              6.1.10  Landlord's Right of Entry.............................. 29
              6.1.11  Loading................................................ 30
              6.1.12  Landlord's Costs....................................... 30
              6.1.13  Tenant's Property...................................... 30
              6.1.14  Labor or Materialmen's Liens........................... 31
              6.1.15  Changes or Additions................................... 31
              6.1.16  Holdover............................................... 31
              6.1.17  Security............................................... 31


ARTICLE VII -- DAMAGE AND DESTRUCTION; CONDEMNATION.......................... 32

      Section 7.1     Fire or Other Casualty................................. 32
      Section 7.2     Eminent Domain......................................... 35

ARTICLE VIII -- RIGHTS OF MORTGAGEE.......................................... 36

      Section 8.1     Priority of Lease...................................... 36
      Section 8.2     Rights of Mortgage Holders; Limitation
                        of Mortgagee's Liability............................. 37
      Section 8.3     Mortgagee's Election................................... 37
      Section 8.4     No Prepayment or Modification, Etc..................... 38
      Section 8.5     No Release or Termination.............................. 38
      Section 8.6     Continuing Offer....................................... 38



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ARTICLE IX -- DEFAULT........................................................ 39

      Section 9.1     Events of Default...................................... 39
      Section 9.2     Tenant's Obligations after Termination................. 40

ARTICLE X - MISCELLANEOUS.................................................... 41

      Section 10.1    Notice of Lease........................................ 41
      Section 10.2    Notices from One Party to the Other.................... 41
      Section 10.3    Bind and Inure......................................... 42
      Section 10.4    No Surrender........................................... 42
      Section 10.5    No Waiver, Etc......................................... 42
      Section 10.6    No Accord and Satisfaction............................. 43
      Section 10.7    Cumulative Remedies.................................... 43
      Section 10.8    Right to Cure; Landlord's Default...................... 43
      Section 10.9    Estoppel Certificate................................... 44
      Section 10.10   Waiver of Subrogation.................................. 44
      Section 10.11   Acts of God............................................ 44
      Section 10.12   Brokerage.............................................. 45
      Section 10.13   Submission Not an Offer................................ 45
      Section 10.14   Applicable Law and Construction........................ 45
      Section 10.15   Authority.............................................. 46
      Section 10.16   Security Deposit....................................... 46

















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                                   ARTICLE II

                                PREMISES AND TERM


2.1  DESCRIPTION OF PREMISES.

     Subject to and with the benefit of the provisions of this Lease, Landlord hereby leases to Tenant, and Tenant leases from Landlord, the Premises.

     Tenant shall have, as appurtenant to the Premises, the right to use in common with others entitled thereto: (a) the common facilities included in the Building or on the Lot, including without limitation the parking areas (but not more than 3.75 spaces per 1,000 square feet of rentable floor area), and (b) the building service fixtures and equipment serving the Premises.

     Landlord reserves the right from time to time, without unreasonable interference with Tenant's use, (a) to install, repair, replace, use, maintain and relocate for service to the Premises, to other parts of the Building, or both, building service fixtures and equipment wherever located in the Building or on the Lot and (b) to alter or relocate any common facilities, it being understood that if any parking spaces are provided, the same may be relocated from time to time by Landlord, provided that in all events substitutions are substantially equivalent.

2.2  TERM.

     To have and to hold for a period (the "Term") commencing on the Term Commencement Date and continuing for the Term, unless sooner terminated as provided herein.

2.3  OPTION TO EXTEND.

     Tenant shall have the right and option to extend the Term for an additional period of five (5) years (the "Extension Term") commencing the day after the expiration of the original Term referred to in Section 1.1 (the "Original Term"), provided that Tenant shall give Landlord notice of Tenant's exercise of such option at least nine (9) months prior to the expiration of the Original Term, and provided further that no event of default, or condition which with the giving of notice or the passage of time, or both, would constitute an event of default, exists at the time of giving such notice, unless such condition is removed or corrected within the applicable cure period, if any. If an event of default, or condition which with the giving of notice or the passage of time, or both, would constitute an event of default, exists at the time of commencement of the Extension Term, Tenant's exercise of such option shall, at the option of Landlord, be null and void and of no further force and




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effect unless such condition is removed or corrected within the applicable cure period, if any. Prior to the exercise by Tenant of such option, the expression "Term" shall mean the Original Term, and after the exercise by Tenant of such option, the expression "Term" shall mean the Original Term as it has been then extended by the Extension Term. Except for this Option to Extend which shall not apply to the Extension Term and except as expressly otherwise provided in the following paragraph, all the terms, covenants, conditions, provisions and agreements in the Lease contained shall be applicable to the additional period to which the Original Term shall be extended as aforesaid. Subject to the terms of this Lease, if Tenant shall give notice of its exercise of said option to extend in the manner and within the time period provided aforesaid, the Term shall be extended upon the giving of such notice without the requirement of any further action on the part of either Landlord or Tenant. If Tenant shall fail to give timely notice of the exercise of any such option as aforesaid, Tenant shall have no right to extend the Term of this Lease, time being of the essence of the foregoing provisions.

     The Annual Base Rate payable during the Extension Term shall be the amount being the greater of (i) the Annual Base Rate in effect for the Lease Year immediately preceding the commencement of the Extension Term or (ii) the Fair Market Rent for the Premises as of the commencement of the Extension Term. The Fair Market Rent shall be determined in accordance with the provisions set forth below. If for any reason the Annual Base Rate payable during the Extension Term has not been determined as of the commencement of the Extension Term, Tenant shall pay the Annual Base Rate payable during the Original Term until the Annual Base Rate for the Extension Term is determined, at which time, an appropriate adjustment, if any, shall be made.

     Fair Market Rent shall mean the then current rent, including provisions for subsequent increases and other adjustments, as of the commencement of the period in question under market conditions then existing for new leases then currently being negotiated or executed in comparable space used for office purposes located in comparable buildings located in Marlborough, Massachusetts and the so-called MetroWest market area of Massachusetts. In determining Fair Market Rent, the following factors, among others, shall be taken into account and given effect: size, location of premises, lease term, and services provided by the Landlord. Landlord shall initially designate the Fair Market Rent and shall furnish copies of the data, if any, on which it based such designation. If Tenant disagrees with Landlord's designation of Fair Market Rent, Landlord and Tenant agree to negotiate in good faith a mutually agreeable Annual Base Rent to be payable during the Extension Term; provided that if Landlord and Tenant are unable to agree upon the Fair Market Rent in the period between Tenant's exercise of its option to extend and that date which is at least eight (8) months prior to the commencement of the Extension Term




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

(the "Discussion Period"), then Tenant shall have the right, by written notice given on or before the last day of the Discussion Period, to either withdraw its exercise of its option to extend or, by failing to so withdraw, to submit the determination of Fair market Rent to an appraisal made as hereinafter provided by a board of three reputable commercial real estate consultants, appraisers, or brokers, each of whom shall have at least ten years of experience in the eastern Massachusetts office rental market and each of whom is hereinafter referred to as "appraiser". Tenant and Landlord shall each appoint one such appraiser and the two appraisers so appointed shall appoint the third appraiser. The cost and expenses of each appraiser appointed separately by Tenant and Landlord shall be borne by the party who appointed the appraiser. The cost and expenses of the third appraiser shall be shared equally by Tenant and Landlord. Landlord and Tenant shall appoint their respective appraisers no later than ten days after the end of the Discussion Period and shall designate the appraisers so appointed by notice to the other party. The two appraisers so appointed and designated shall appoint the third appraiser no later than ten days after both of them have been appointed and shall designate such appraiser by notice to Landlord and Tenant. The board of three appraisers shall determine the Fair Market Rent of the space in question as of the commencement of the Extension Term and shall notify Landlord and Tenant of their determinations at least six months prior to the commencement of the Extension Term. If the determinations of the Fair Market Rent of any two or all three of the appraisers shall be identical in amount, said amount shall be deemed to be the Fair Market Rent of the subject space. If the determinations of all three appraisers shall be different in amount, the average of the two values nearest in amount shall be deemed the Fair Market Rent. The Fair Market Rent of the subject space determined in accordance with the provisions of this Section shall be binding and conclusive on Tenant and Landlord.

     Notwithstanding the foregoing, if the determination of Fair Market Rent is to be made by an appraisal as provided herein and either party shall fail to appoint its appraiser within the period specified above (such party referred to hereinafter as the "failing party"), the other party may serve notice on the failing party requiring the failing party to appoint its appraiser within ten days of the giving of such notice and if the failing party shall not respond by appointment of its appraiser within said ten-day period, then the appraiser appointed by the other party shall be the sole appraiser whose determination of the Fair Market Rent shall be binding and conclusive upon Tenant and Landlord.

2.4  RIGHT OF FIRST REFUSAL.

     Subject to the conditions subsequently set forth, and provided this Lease is in full force and effect, and provided that no event of default, or condition which with the giving of




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

notice or the passage of time, or both, would constitute an event of default, exists at the time Tenant exercises its right of first refusal or at the commencement of the term for the Additional Space (as defined herein) (other than the existence of a mechanic's lien provided the same attached to the Premises less than 30 days prior to such time and that such lien is released of record by payment or posting of proper bond within 30 days after the lien attached to the Premises) and provided further that Tenant has not assigned or sublet the Premises or any portion thereof and Tenant is the then occupant of the entire Premises, Tenant shall have the right of first refusal (the "Right of First Refusal") to lease the remaining rentable space in the Building (the "Additional Space") in accordance with the provisions hereof. Tenant understands that, in the event Tenant leases the remainder of the Building, the Total Rentable Floor Area of the Building will increase to 90,972 (which shall also be the Total Floor Area of the Premises) as a result of the inclusion of additional areas (such as demising walls between the existing Premises and other tenant areas) in the Premises. Tenant's right to lease the Additional Space shall arise only upon the execution of a letter of intent or instrument of similar import between Landlord and another party unaffiliated with Landlord setting forth the business terms on which Landlord and such other party have agreed to a lease of the Additional Space or any portion thereof.

     In such event, if this Right of First Refusal is applicable in accordance with the foregoing, Landlord shall give notice to Tenant of the business terms upon which Landlord and such other party have agreed to a lease of the Additional Space or portion thereof. Tenant shall have ten (10) days from the giving of such notice in which to elect to lease (a) if Landlord's agreement with such other party is for forty percent (40%) or more of the Additional Space, either (i) all of the Additional Space (even if Landlord's agreement with such other party is for less than all of the Additional Space) or (ii) all of the remaining Additional Space which is not subject to Landlord's agreement with such other party, or (b) if Landlord's agreement with such other party is for less than forty percent (40%) of the Additional Space, the Additional Space which is subject to Landlord's agreement with such other party. In any case, if Tenant elects to lease Additional Space in accordance with the foregoing, such lease shall be on the same business terms set forth in Landlord's notice, with an appropriate adjustment to reflect the square feet of rentable floor area of space included in the Additional Space to be leased by Tenant, and otherwise on the terms set forth in this Lease with respect to the Premises, except that if the term with respect to the Additional Space commences before the third anniversary of the Term Commencement Date, the term with respect to the Additional Space shall be coterminous with the Term hereunder, and if the term with respect to the Additional Space commences on or after the third anniversary date of the Term Commencement Date, the term with respect to the Additional Space shall be as set forth in



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Landlord's Notice. If Tenant fails to notify Landlord within the time specified herein or chooses not to so lease the Additional Space, then the Right of First Refusal shall terminate and Landlord shall be free to lease the Additional Space, in its sole discretion, to such other party or any other party or parties without first offering it to Tenant, on monetary terms which are not substantially more favorable to the Tenant than the monetary terms set forth in Landlord's notice, it being understood that the Right of First Refusal is a one-time only opportunity only. For purposes hereof, monetary terms shall not be considered substantially more favorable to the Tenant if the value of all monetary terms of the Lease of the Additional Space, as executed, considered as a whole, are not less than ninety-five percent (95%) of the value of all monetary terms as set forth in Landlord's notice, considered as a whole. If Tenant chooses to so lease the Additional Space, then the Additional Space shall become a part of the Premises hereunder under the terms specified above, and Tenant shall execute an amendment to the Lease to include the Additional Space under such terms; provided, however, that in such event Tenant shall have the election, exercisable by at least 60 days prior notice to Landlord, (i) to pay all electricity charges directly to the utility responsible therefor, in which event Tenant shall pay all bills therefor before they become due, and
(ii) to contract directly for all interior janitorial services, in which event Tenant shall be responsible for keeping the Premises neat and clean and for paying all charges therefor before they become due.


                                 ARTICLE III

                                 CONSTRUCTION


3.1  DELIVERY OF PREMISES.

     Tenant acknowledges that Tenant has had a reasonable opportunity to inspect the Premises. The Premises, shall be delivered to Tenant As Is, Where Is with all faults and without representation, warranty or guaranty of any kind by Landlord to Tenant, except that base building systems shall be in good working condition on the Delivery Date. Notwithstanding the foregoing, Landlord shall be responsible for the cost of repainting and recarpeting lobbies and lavatories located in common areas on the first and second floors of the Building using Building standard materials and upgrading the Building's life safety system within the common areas of the Building and demising the Premises in accordance with applicable fire safety requirements as specified on Exhibit B ("Landlord's Work"). Landlord shall either (a) bid Landlord's Work for construction and completion by Tenant's contractor and pay Tenant's contractor directly therefor or (b) provide an allowance to Tenant sufficient for Tenant's contractor to do such work, the




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amount of such allowance to be subject to Tenant's reasonable concurrence and to be payable to Tenant upon presentation to Landlord by Tenant of invoices from Tenant's Contractor therefor.

     The Premises shall be delivered to Tenant on the Delivery Date in order that Tenant may prepare the Premises for Tenant's occupancy in accordance with plans and specifications theretofore approved by Landlord in accordance with the provisions hereof. Tenant's occupancy for such purposes prior to the Term Commencement Date shall nonetheless be subject to all of the terms and provisions hereof (including the payment of charges for Tenant's electricity in accordance with Section 4.3 hereof), other than the payment of Annual Base Rent, Annual Estimated Operating Costs for the Premises and Tenant's Share of Premises Expenses. All of Tenant's construction, installation of furnishings, and later changes or additions shall be coordinated with any work being performed by Landlord in such manner as to maintain harmonious labor relations and not to damage the Building or Lot or interfere with Building operations.

     Landlord will not approve any construction, alterations, or additions requiring unusual expense to readapt the Premises to normal office use on lease termination or increasing the cost of construction, insurance or taxes on the Building or of Landlord's services called for by Section 5.1 unless Tenant first gives assurances reasonably acceptable to Landlord that such readaptation will be made prior to such termination without expense to Landlord and makes provisions reasonably acceptable to Landlord for payment of such increased cost.

3.2  PREPARATION OF PREMISES FOR OCCUPANCY.

     As soon as practicable, Tenant shall provide to Landlord for its reasonable approval (such approval not to be unreasonably withheld or delayed) complete sets of construction drawings and specifications (the "Complete Plans"), including but not limited to:

     a.   Dimensioned Partition Plans;
     b.   Dimensioned Electrical and Telephone Outlet Plans;
     c.   Reflected Ceiling Plans;
     d.   Door and Hardware Schedules;
     e.   Room Finish Schedules, including wall, carpet and floor tile colors;
     f.   Electrical, mechanical and structural engineering plans; and
     g. All necessary construction details and specifications for work not specified in Exhibit B.

     Tenant may submit partial plans for review and approval by Landlord. Landlord shall consult with Tenant on an ongoing basis about the plans submitted by Tenant and shall cooperate



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

with Tenant in order that the Complete Plans may be approved in a reasonably diligent manner. The Complete Plans shall also provide for the installation of check meters to measure (a) Tenant's lights and outlet consumption in the Premises and (b) Tenant's water usage in its production facilities and cafeteria to be located at the Premises.

     Landlord and Tenant shall initial the Complete Plans after the same have been submitted by Tenant and approved by Landlord as set forth above except for installation of furnishings and the installation of telephone outlets; provided that if Landlord shall not have submitted to Tenant a written approval to the Complete Plans or a written objection to the Complete Plans or any revised version thereof within five (5) business days of being provided such plans by Tenant (which written objection shall set forth with reasonable specificity each reason for such objection), Tenant may provide written notice to Landlord indicating that Landlord has failed to approve or object to the Complete Plans within such five-day period, in which case Landlord shall conclusively be deemed to have approved such plans if Landlord shall not have submitted to Tenant a written objection to the Complete Plans or any revised version thereof within five (5) business days of being provided such notice by Tenant (which written objection shall set forth with reasonable specificity each reason for such objection). All work described in the Complete Plans shall be performed by Tenant by a general contractor approved by Landlord, such approval not to be unreasonably withheld or delayed.

3.3  GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION.

     All construction work required or permitted by this Lease, whether by Landlord or by Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building and the Lot. Either party may inspect the work of the other at reasonable times and promptly shall give notice of observed defects. Landlord's obligations under Section 3.1 shall be deemed to have been performed when Tenant commences to occupy any portion of the Premises for the Permitted Uses except for items which are incomplete or do not conform with the requirements of Section 3.1 and as to which Tenant shall in either case have given written notice to Landlord within ten (10) days after written notice from Landlord to Tenant that Landlord's Work has been completed or substantially completed.

3.4  CONSTRUCTION REPRESENTATIVES.

     Each party authorizes the other to rely in connection with their respective rights and obligations under this Article III upon approval and other actions on the party's behalf by any person designated as its construction representative in Section 1.1 hereof or by any other person designated by such




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

party as its construction representative by notice to the party relying.


3.5  ALTERATIONS AND ADDITIONS.

     This Section 3.5 shall apply before and during the Term. Tenant shall not make any alterations and additions to the Premises exceeding the cost of $25,000 in any one calendar year except in accordance with plans and specifications first approved by Landlord, such approval not to be unreasonably withheld or delayed; provided that in no event shall any alterations or additions be made by Tenant without Landlord's prior written approval, which approval may be withheld in Landlord's sole discretion, which (a) involve or might affect any structural or exterior element of the Building or Building mechanical, electrical or other base Building systems, including the common facilities of the Building, except as set forth in Exhibit C, or (b) will require unusual expense to readapt the Premises to normal office use on Lease termination or increase the cost of construction or of insurance or taxes on the Building or the Lot unless Tenant first gives assurances reasonably acceptable to Landlord that such readaptation will be made prior to such termination without expense to Landlord and makes provisions reasonably acceptable to Landlord for payment of such increased cost. All alterations and additions shall become a part of the Premises, unless and until Landlord, at its option, shall specify the same for removal pursuant to
Section 6.1.2. All of Tenant's alterations and additions and installation and delivery of telephone systems, furnishings, and equipment shall be coordinated with any work being performed by Landlord and shall be performed in such manner, and by such persons as shall maintain harmonious labor relations and not cause any damage to the Building or interference with Building construction or operation and, except for installation of furnishings, equipment and telephone systems, and except as otherwise expressly set forth herein, shall be performed by general contractors first approved by Landlord, such approval not to be unreasonably withheld or delayed. Before commencing any work Tenant shall: secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors (the identity of which must have been previously approved by Landlord as hereinabove contemplated) and the estimated cost of all labor and material to be furnished by them; and cause each contractor to carry (i) workmen's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and (ii) comprehensive public liability insurance with such limits as Landlord may reasonably require, but in no event less than a combined single limit of $1,000,000 or such higher amount as may be reasonable under the circumstances (all such insurance to be written in companies approved by Landlord, such approval not to be unreasonably withheld or delayed, and naming Landlord and Tenant as additional insureds), and to deliver to Landlord certificates of all such insurance. Tenant shall pay within fourteen (14) days after being billed therefor by Landlord, as additional rent, one hundred percent (100%) of any increase in real estate taxes on the Premises not otherwise billed to Tenant which shall, at any time after the commencement of the Term, result from any alteration, addition or improvement to the Premises made by or on behalf of Tenant.

                                   ARTICLE IV

                                      RENT


4.1  RENT.

     Tenant agrees to pay rent to Landlord without any offset or reduction whatever, except as expressly provided in this Lease, equal to 1/12th of the Annual Rent in equal monthly installments in advance on the first day of each calendar month included in the Term after the Term Commencement Date; and for any portion of a calendar month at the beginning or end of the Term, at the proportionate rate payable for such portion, in advance.

     Notwithstanding the foregoing, if the Term Commencement Date begins prior to April 1, 1997, and Tenant has not then occupied the entire Premises for business purposes, Tenant shall only pay Annual Rent (other than electricity charges which shall be paid with respect to the entire Premises) with respect to the Floor Segments (as defined hereinafter) which Tenant has occupied in whole or in part for business purposes, until April 1, 1997, at which time Annual Rent and all other charges with respect to the Premises shall be due and payable. For purposes hereof, a "Floor Segment" shall equal approximately one-half of each floor of the Premises, divided roughly by the elevator bank on each floor. If Tenant occupies any portion of a Floor Segment for business purposes, Tenant shall be deemed to occupy the entire Floor Segment for business purposes and shall thereupon, with respect to each Floor Segment so occupied, commence paying Annual Rent and all other charges relating thereto with respect to one-half of the square feet of rentable floor area on the floor on which the Floor Segment is located.

4.2  OPERATING COSTS.

     A. Tenant shall pay to Landlord, as additional rent, Tenant's Share of Premises Expenses (as defined below), if any, on or before the 30th day following receipt by Tenant of Landlord's Statement (as defined below). As soon as practicable after the end of each fiscal year ending during the Term and after Lease termination, Landlord shall render a statement ("Landlord's Statement") in reasonable detail and according to usual accounting practices according to GAAP certified by Landlord and showing for the preceding calendar year or fraction thereof, as the case may be, Landlord's Operating Costs,

     EXCLUDING the interest and amortization on mortgages for the Building and the Lot or leasehold interests therein, depreciation on the Building and the lot, real estate brokers' commissions, capital expenditures (except as specifically set forth below) or tenant finish expenses for other tenants, and the cost of special services rendered to tenants (including Tenant) for which a special charge is made,

     BUT INCLUDING, without limitation: real estate taxes (as defined below) on the Building and the Lot; installments and interest on assessments for public betterments or public improvements; expenses of any proceedings for abatement of taxes and assessments with respect to any fiscal year or fraction of a fiscal year; premiums for insurance (including, without limitation, fire, casualty and liability insurance); fees payable to third parties for financial audits of Landlord's Operating Costs; compensation and all fringe benefits, worker's compensation insurance premiums and payroll taxes paid by Landlord to, for or with respect to all persons engaged in the operating, maintaining, or cleaning of the Building and the Lot, including, without limitation, a superintendent available to the Building; all electricity charges related to the common areas of the Building and heat pumps servicing the Building, and all utility charges incurred in the operation and maintenance of the Premises, the Building and the Lot not billed directly to tenants by Landlord or by the utility company; all costs of cleaning the common areas of the Building and all windows on the exterior of the Building; all costs of maintenance, repairing, managing and operating the Building (including without limitation, all structural components and common facilities of the Building); payments to independent contractors under service contracts for cleaning the common areas and windows of the Building as aforesaid and for operating, managing, maintaining and repairing the Building and the Lot (which payments may be to affiliates of Landlord or Managing Agent provided the same are at reasonable rates consistent with the type of occupancy); management fees at the prevailing rate for management services charged by professional management companies for the operation of similar buildings (such fees in any event not to exceed the rate of five percent (5%) of the aggregate fixed rent for the Building); all charges, costs and expenses assessed to or incurred by Landlord under the Declaration of Covenants and Easements for Marlborough Business Centre dated April 29, 1991 and recorded with Middlesex South Registry of Deeds in Book 21127, Page 3 and filed for registration with Middlesex South Registry District of the Land Court as Document No. 841886; and all charges to Landlord allocable to the Building and the Lot for services performed by the manager of the office park in which the Building and the Lot are located or costs incurred with respect to such office park and, to the extent Landlord incurs additional charges applicable to the Building and another building or buildings located in the office park, the Building's pro rata share (as reasonably determined by Landlord) of such charges; and all other reasonable and necessary expenses paid in connection with the cleaning, operating, managing, maintaining and repairing of the Building and the Lot, or either, and properly chargeable against income, it being agreed that if Landlord installs a new or replacement capital item for the purpose of reducing Landlord's Operating Costs or which is required by law or the purpose of which is to maintain the Building as a first-class office building, the cost thereof as reasonably amortized by Landlord, with interest at the prime commercial rate in effect from time to time at BankBoston in Boston, Massachusetts on the unamortized amount, shall be included in Landlord's Operating Costs; provided, however, that in any fiscal year in which the average annual occupancy of the Building is less than 95%, Landlord's Operating Costs as defined herein shall also include such additional costs as would reasonably have been incurred by Landlord with respect to the operating, administration, cleaning, repair, maintenance and management of the Property with 95% average annual occupancy.

     The term "real estate taxes" as used above shall mean all taxes of every kind and nature assessed by any governmental authority on the Lot, Building and improvements, which Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Lot, Building and improvements, subject to the following: There shall be excluded from such taxes all income taxes, excess profits taxes, excise taxes, franchise taxes, and estate, succession, inheritance and transfer taxes, provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Lot, Building and improvements, or both, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term "real estate taxes", except that such shall not be deemed to include any enhancement of said tax attributable to other income or other ownerships of Landlord.

     If Tenant provides written notice to Landlord that it intends to seek an abatement of the real estate taxes, and Landlord does not within ten (10) business days of such notice provide written notice to Tenant that it will seek such abatement, Tenant shall have the right, by itself or together with other tenants of the Building, and at its sole expense, to contest the validity of and seek an abatement of the real estate taxes in the name of Landlord, and Landlord agrees to cooperate with Tenant in any such contest at no out-of-pocket expense to Landlord and in connection therewith shall make available to Tenant such information and shall execute such authorizations or instruments as Tenant may reasonably request. The proceeds of any abatement award shall be applied first to reimburse the parties for the costs and expenses, including attorneys' fees, of obtaining such abatement; second, to reimburse Tenant and other tenants in the Building for any payments made to landlord which were attributable to the increased taxes; and third, to Landlord.

     B. "Premises Expenses" shall mean one hundred (100%) percent of Landlord's Operating Costs attributable to the Building and the Lot.

     C. If with respect to any fiscal year falling within the Term or for any fraction of any fiscal year falling at the beginning or end of the Term, Premises Expenses for a full fiscal year exceed the Annual Estimated Operating Costs for the Building or for any such fraction of a fiscal year, exceed the corresponding fraction of the Annual Estimated Operating Costs for the Building, then Tenant shall pay to Landlord, as additional rent, an amount equal to the product of (i) the amount of such excess and (ii) a fraction, the numerator of which shall be the Rentable Floor Area of the Premises and the denominator of which shall be the Total Rentable Floor Area of the Building (such amount being referred to as "Tenant's Share of Premises Expenses"). In the event that Tenant leases all Rentable Floor Area of the Building, Tenant shall pay all of such excess.

     D. If with respect to any fiscal year falling within the Term or for any fraction of any fiscal year falling at the beginning or end of the Term, Premises Expenses for a full fiscal year are less than the Annual Estimated Operating Costs for the Building or for any such fraction of a fiscal year, are less than the corresponding fraction of the Annual Estimated Operating Costs for the Building, then Tenant shall receive a credit from Landlord against future payments of Annual Rent equal to the product of (i) the amount of such shortfall and (ii) a fraction, the numerator of which shall be the Rentable Floor Area of the Premises and the denominator of which shall be the Total Rentable Floor Area of the Building. In the event that Tenant leases all Rentable Floor Area of the Building, Tenant shall receive a credit for all of such shortfall.

     E. Notwithstanding any other provision of this Section 4.2, if the Term expires or is terminated as of a date other than the last day of a fiscal year, then for such fraction of a fiscal year at the end of the Term, Tenant's last payment to Landlord under this Section 4.2 shall be made on the basis of Landlord's best estimate of the items otherwise includable in Landlord's Statement and shall be made on or before the later of (a) 10 days after Landlord delivers such estimate to Tenant or (b) the last day of the Term, with an appropriate payment or refund to be made upon submission of Landlord's Statement.

     F. Landlord agrees to keep books and records with respect to Premises Expenses. Tenant, its authorized agent or representative, or a public accounting firm selected by Tenant, shall have the right upon advance written notice to Landlord to inspect those portions of the books of Landlord relating to Premises Expenses at the offices of Landlord's Managing Agent during business hours for the purpose of verifying information set forth in Landlord's Statements. In the event that, as a result of Tenant's inspection, it is determined that Landlord's Statement overstated Landlord's Operating Costs for any fiscal year by more than ten percent (10%) of the actual amount of such costs, Landlord shall reimburse Tenant for all reasonable costs incurred in conjunction with such inspection.


4.3  ESTIMATED PREMISES EXPENSE PAYMENTS.

     If, with respect to any fiscal year or fraction thereof during the Term (other than 1997), Landlord estimates in good faith that Tenant shall be obligated to pay Tenant's Share of Premises Expenses, then Tenant shall pay, as additional rent, on the first day of each month of such fiscal year and each ensuing fiscal year thereafter, estimated monthly Premises Expense payments (hereinafter "Estimated Monthly Premises Expense Payments") equal to 1/12th of the Tenant's Share of Premises Expenses for the respective calendar year, with an appropriate additional payment (or credit by Landlord against Tenant's future payments of Annual Rent) to be made within 30 days after Landlord's Statement is delivered to Tenant. Landlord shall, in good faith, make such an estimate each year, it being understood that the amount of Premises Expenses may increase or decrease in any given year. Landlord may adjust such Estimated Monthly Premises Expense Payments from time to time and at any time during a fiscal year, and Tenant shall pay, as additional rent, on the first day of each month following receipt of Landlord's notice thereof, the adjusted Estimated Monthly Premises Expense Payment.


4.4  ELECTRICITY AND WATER.

     Tenant will be billed for electricity for Tenant's lights and outlet consumption on a monthly basis based on an annual estimate of $0.90 per rentable square foot with respect to fiscal year 1997. With respect to each fiscal year thereafter during the Term, if Landlord determines in good faith that the annual estimates for such electrical charges should be adjusted based upon the check meters for Tenant's electrical consumption to be installed in the Premises as part of Tenant's initial construction work in the Premises, Landlord shall give to Tenant on or before the first day of such fiscal year a written good faith estimate of the average expense to Landlord per square foot for Tenant's electricity for such fiscal year, and Tenant will be billed for electricity for Tenant's lights and outlet consumption on a monthly basis based on such updated annual estimate. Should the actual average expense to Landlord per square foot for Tenant's electricity be different, an additional charge or a credit will be made at the end of each year's occupancy to be paid with or credited against the next monthly charge for Tenant's electricity (or after the conclusion of the Term, to be paid by Landlord to Tenant or Tenant to Landlord, as the case may be, within 30 days after Landlord determines the same and provides notice thereof to Tenant). Notwithstanding the foregoing, Landlord reserves the right to, in good faith, from time to time during each fiscal year to adjust the annual estimates for such electrical charges based on the check meters. Such charges for Tenant's electricity shall be paid by Tenant as additional rent at the same time and in the same manner as payments of Annual Base Rent. In the event that Tenant leases all Rentable Floor Area of the Building, Tenant shall pay for all electricity charges relating to the Building and the Lot.

     Tenant covenants and agrees that its use of electric current shall not exceed 5.0 watts per square foot of usable floor area and that its total connected lighting load will not exceed the maximum load from time to time permitted by applicable governmental regulations. In the event Tenant introduces into the Premises personnel or equipment which overloads the capacity of the Building system or in any other way interferes with the system's ability to perform adequately its proper functions, supplementary systems including check meters may, if and as needed, at Landlord's option, be provided by Landlord, at Tenant's expense. Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if, during the Term of this Lease, either the quantity or character of electric current is changed or electric current is no longer available or suitable for Tenant's requirements due to a factor or cause beyond Landlord's control.

     Tenant also covenants to pay as additional rent Landlord's usage of water in its production facilities and cafeteria based upon the check meters for such usage by Tenant to be installed as part of Tenant's initial construction work in the Premises. Such payment shall be made no later than ten (10) days after invoice by Landlord to Tenant from time to time, but not more often than monthly.

4.5  CHANGE OF FISCAL YEAR.

     Landlord shall have the right from time to time to change the periods of accounting under Section 4.2 to any annual period other than a calendar year (excepting, however, during the current calendar year), and upon any such change all items referred to in this Section 4.4 shall be appropriately apportioned. In all Landlord's Statements rendered under this Section 4.4, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of a Landlord's Statement shall be included therein on the basis of Landlord's estimate, and with respect thereto Landlord shall render promptly after determination a supplemental Landlord's Statement, and appropriate adjustment shall be made according thereto. All Landlord's Statements shall be prepared on an accrual basis of accounting.


4.6  PAYMENTS.

     All payments of Annual Rent and additional rent shall be made to Managing Agent, or to such other person as Landlord may from time to time designate in writing. If any installment of Annual Base Rent or additional rent is paid more than 10 days after the due date thereof, at Landlord's election, it shall bear interest at a rate equal to the average prime commercial rate from time to time established by the BankBoston in Boston, Massachusetts plus 4% per annum from such due date, which interest shall be immediately due and payable as further additional rent.



                                    ARTICLE V

                              LANDLORD'S COVENANTS


5.1  LANDLORD'S COVENANTS DURING THE TERM.

     Landlord covenants during the Term:

     5.1.1 Building Services - To furnish during normal working hours heat, air-conditioning, cleaning service in accordance with the schedule set forth in Exhibit D, hot and chilled water service during the Term. "Normal working hours" shall mean the hours of 8:00 A.M. through 6:00 P.M. Monday through Friday and the hours of 8:00 A.M. through 1:00 P.M. on Saturdays, and no hours on legal holidays and Sundays; provided, however, that Tenant shall have access to the Building (including access to at least one loading dock) 24 hours a day, 365 days a year, by means of a key or keys or other access device or devices to the main lobby of the Building and the loading dock to be provided to Tenant by Landlord. Landlord shall also keep all common areas in clean and orderly condition. During all times that Tenant shall have access to the Building, Landlord shall maintain utility services for the Building (subject to Sections 4.4 and 5.2), and shall furnish elevator service and reasonable lighting to all common areas (including without limitation lobbies, lavatories, stairs, sidewalks and parking areas), and shall not (except as may be required in an emergency, or in connection with use of the Loading Dock by other tenants and Landlord, from time to time, or a repair to the Building) in any way obstruct Tenant's use of the loading dock. Landlord is not and shall not be required to furnish to Tenant or any other occupant of the Premises telephone or other communication service.

     5.1.2 Additional Building Services - To furnish, through Landlord's employees or independent contractors, reasonable additional Building operation services (including heat or air-conditioning during hours other than normal working hours) upon reasonable advance request of Tenant at equitable rates from time to time established by Landlord to be paid by Tenant;

     5.1.3 Maintenance and Repairs - Except as otherwise provided in Article VII, to maintain and make such repairs to the roof, exterior walls, floor slabs, windows, sidewalks, parking areas, driveways, other structural components and common facilities of the Building and the Lot as may be necessary to keep them in serviceable condition as a first class office building, including without limitation snow removal with respect to the sidewalks, parking areas and driveways on the Lot; and

     5.1.4 Tenant Signage - To include Tenant's name on the Tenant directory maintained by Landlord in the main lobby of the Building. So long as Tenant occupies not less than 50% of the rentable area of the Building, Landlord shall also permit Tenant to install and maintain at Tenant's sole cost and expense, and provided that the same are maintained by Tenant in good condition and repair and that Tenant first obtains Landlord's approval, which approval shall not be unreasonably withheld or delayed, (a) one exterior sign on the facade of the Building facing Route I-290 and (b) one monument sign at the entrance to the Building, provided that such monument sign is designed in a manner which will permit up to two (2) additional tenants to be named thereon, which Landlord shall have the election to do, from time to time, at the expense of Landlord or such other tenant or tenants. All such signage shall be consistent with other signage in the office park and subject to zoning, municipal and other applicable legal requirements. No other tenant of the Building shall have more favorable signage rights than Tenant does hereunder so long as Tenant occupies not less than 50% of the rentable floor area of the Building.

     5.1.5 Quiet Enjoyment - That Landlord has the right to make this Lease and that Tenant on paying the rent and performing its obligations hereunder shall peacefully and quietly have, hold and enjoy the Premises throughout the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject however to all the terms and provisions hereof.

     5.1.6 Insurance - Landlord shall carry during the Term of this Lease "all risk" insurance for the full replacement cost of the Building and liability insurance having coverage amounts and deductibles consistent with similar first-class office buildings in the metropolitan Boston area.


5.2  INTERRUPTIONS.

     Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from any failure or interruption of utility systems or services due to a factor or cause beyond Landlord's control; provided that Landlord shall diligently pursue the restoration of such systems or services. Landlord shall not be liable for such failure or interruption, nor shall the same be construed as a constructive eviction of Tenant, provided, however, that if such failure shall prevent Tenant from doing business in the ordinary course for a period of five
(5) consecutive business days, Annual Rent shall equitably abate until such systems or services are restored. Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or loss of business arising from the necessity of Landlord's entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building or the Lot. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any service or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause beyond Landlord's reasonable control, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in Article VII and in this Section 5.2, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive total or partial, eviction from the Premises. The provisions hereof are subject to the provisions of Article VII of the Lease.

     Subject to the other provisions of this Section 5.2, Landlord reserves the right to stop any service or utility system when necessary by reason of accident or emergency or until necessary repairs have been completed. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will in all events use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

     Landlord also reserves the right to institute such reasonable policies, programs and measures as may be necessary, required or expedient for the conservation or preservation of energy or energy services or as may be necessary or required to comply with applicable codes, rules, regulations or standards.


                                   ARTICLE VI

                               TENANT'S COVENANTS


6.1  TENANT'S COVENANTS DURING THE TERM.

     Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises:

     6.1.1 Tenant's Payments - To pay when due (a) all Annual Rent and additional rent, (b) all taxes which may be imposed on Tenant's personal property in the Premises (including, without limitation, Tenant's fixtures and equipment) regardless to whomever assessed, (c) all charges by public utilities for electricity, telephone (including service inspections therefor) and other services rendered to the Premises not otherwise required hereunder to be furnished by Landlord without charge and not consumed in connection with any services required to be furnished by Landlord without charge, and (d) as additional rent, all charges to Landlord for services rendered pursuant to
Section 5.1.2 hereof.

     6.1.2 Repairs and Yielding Up - Except as otherwise provided in Article VII and Section 5.1.3, to keep the Premises in good order, repair and condition, reasonable wear only excepted; and at the expiration or termination of this Lease peaceably to yield up the Premises and all alterations and additions therein in such order, repair and condition, first removing all goods and effects of Tenant and any alterations and additions, the removal of which alterations and additions is required by agreement or specified to be removed by Landlord by notice to Tenant, and repairing all damage caused by such removal and restoring the Premises and leaving them broom clean and neat.

     6.1.3 Occupancy and Use - Continuously from the Term Commencement Date, to use and occupy the Premises only for the Permitted Uses; not to injure or deface the Building or the Lot; to keep the Premises clean and in a neat and orderly condition; and not to permit in the Building any use thereof which is improper, offensive, contrary to law or ordinances, or liable to create a nuisance or to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building; not to dump, flush, or in any way introduce any hazardous substances or any other toxic substances into the septic, sewage or other waste disposal system serving the Premises; not to generate, store or dispose of hazardous substances in or on the Premises, or the Lot or dispose of hazardous substances from the Premises to any other location, other than those required in connection with Tenant's business (as set forth on Exhibit F attached hereto and made a part hereof or otherwise approved by Landlord in writing from time to time, such approval not to be unreasonably withheld or delayed) and then only pursuant to any required permits and otherwise in compliance with the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. ss.6901 et seq., and all other applicable laws, ordinances and regulations; to notify Landlord of any incident which would require the filing of a notice under applicable federal, state, or local law; to provide to Landlord upon written request copies of any permits required in connection with Tenant's handling, storage or disposal of hazardous substances; and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises. "Hazardous substances" as used in this paragraph shall mean "hazardous substances" as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.9601 and regulations adopted pursuant to said Act, and "hazardous substances", "hazardous wastes", "toxic substances", "toxic wastes" and terms of similar import under other applicable federal and state statutes and regulations adopted pursuant thereto. Landlord shall endeavor to include a provision in the leases of all other tenants of the Building which does not deviate materially from this Section 6.1.3, or if a provision which does deviate materially from this Section 6.1.3 is included in any such lease, shall provide a copy of such provision to Tenant.

     The provisions of this Section 6.1.3 shall not prohibit the use, storage and disposal by Tenant of reasonable and necessary quantities of office equipment, supplies and other substances normally utilized by businesses for office purposes, provided such use, storage and disposal shall comply with all applicable environmental laws.

     6.1.4 Rules and Regulations - To comply with the Rules and Regulations set forth in Exhibit E and all other reasonable Rules and Regulations hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building and the Lot and their facilities and approaches, it being understood that Landlord shall not be liable to Tenant for the failure of other tenants of the Building to conform to such Rules and Regulations.

     6.1.5 Safety Appliances - To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses.

     6.1.6 Assignment and Subletting.

          A. Not without the prior written consent of Landlord to assign, mortgage, pledge, encumber, sell or transfer this Lease, in whole or in part, to make any sublease, or to permit occupancy of the Premises or any part thereof by anyone other than Tenant, voluntarily or by operation of law; as additional rent, to reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting; no assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee); no consent to any of the foregoing in a specific instance shall operate as a waiver in any subsequent instance. Landlord's consent to any proposed assignment or subletting is required both as to the terms and conditions thereof, and (subject to the provisions of Subsection C of this Section 6.1.6 below) as to the creditworthiness of the proposed assignee or subtenant and the consistency of the proposed assignee's or subtenant's business with other uses and tenants in the Building. In the event that any assignee or subtenant pays to Tenant any amounts in excess of the Annual Base Rent and additional rent then payable hereunder, or pro rata portion thereof on a square footage basis for any portion of the Premises, Tenant shall promptly pay an amount equal to seventy-five (75%) of said excess, after deducting therefrom Tenant's out-of-pocket costs incurred in procuring such assignee or subtenant, to Landlord as and when received by Tenant. If Tenant requests Landlord's consent to assign this Lease or sublet more than 25% of the Premises, Landlord shall have the option, exercisable by written notice to Tenant given within 10 days after receipt of such request, to terminate this Lease in its entirety, with respect to a proposed assignment, or with respect to any proposed sublease, as to that portion of the Premises proposed to be sublet, as of a date specified in such notice which shall be not less than 30 or more than 60 days after the date of such notice.

     If, at any time during the Term of this Lease, Tenant is:

     (i) a corporation or a trust (whether or not having shares of beneficial interest) and there shall occur any change in the identity of any of the persons then having power to participate in the election or appointment of the directors, trustees or other persons exercising like functions and managing the affairs





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

of Tenant; or

     (ii) a partnership or association or otherwise not a natural person (and is not a corporation or a trust) and there shall occur any change in the identity of any of the persons who then are members of such partnership or association or who comprise Tenant;

Tenant shall so notify Landlord and Landlord may terminate this Lease by notice to Tenant given within 90 days thereafter if, in Landlord's reasonable judgment, the credit of Tenant is thereby materially impaired. This paragraph shall not apply if the initial Tenant named herein is a corporation and the outstanding voting stock thereof is listed on a recognized securities exchange, including without limitation the NASDAQ Stock Market.

          B. The foregoing provisions of subparagraph (A) of this Section 6.1.6 shall not be deemed violated by an assignment of this Lease to any parent, wholly-owned subsidiary of such parent corporation or affiliate of Tenant ("affiliate of Tenant" shall mean any corporation which directly controls, beneficially owns or is under common control with Tenant); provided however, that no such assignment shall be binding upon Landlord unless the assignee shall execute, acknowledge and deliver to Landlord an agreement in recordable form, whereby the assignee agrees unconditionally to be bound by and to perform all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, whether or not accruing prior to or after the date of such assignment and whether or not relating to matters arising prior to such assignment and further agrees that, notwithstanding such assignment, the provisions of this Section 6.1.6 shall continue to be binding upon such assignee with respect to all future assignments.

     Not to assign this Lease to a party which results from a consolidation, merger, acquisition or sale of substantially all of the assets and stock of Tenant without obtaining, on each occasion, the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, provided that such consent shall not be required if such party will have a net worth after such consolidation, merger, acquisition, or sale equal to or exceeding the greater of Tenant's net worth as of the date hereof or Tenant's net worth immediately proceeding the proposed assignment (the "Net Worth Requirement"), but only if Tenant provides prior notice of the assignment to Landlord, accompanied by sufficient information to validate that the Net Worth Requirement will be satisfied to Landlord's reasonable satisfaction.

          C. Landlord agrees not to withhold or delay its consent to an assignment of this Lease or a sublease of a portion of the Premises by Tenant provided that (a) Tenant is not in default of any obligation hereunder, (b) Landlord determines in its sole reasonable discretion that the proposed assignee or sublessee (i) will use the Premises for office purposes, and (ii) has a financial standing acceptable to Landlord as evidenced by financial statements in scope and substance satisfactory to Landlord and in conformity with generally accepted accounting principles and, if requested by Landlord, certified by a certified public accountant acceptable to Landlord (provided that Landlord agrees that if the Net Worth Requirement is satisfied, such financial standing shall be acceptable to Landlord), (c) the rent charged by Tenant on a square footage basis shall not be less than the Annual Rent and additional rent due hereunder, on a square footage basis, and (d) the proposed assignee or sublessee shall not be (i) a tenant (or an affiliate of a tenant) of the Building or another building in the office park owned by Landlord or an affiliate of Landlord or (ii) an entity (or an affiliate of any entity) with which Landlord was negotiating for space in the Building or another building in the office park owned by Landlord or an affiliate of Landlord during the preceding eighteen (18) months. In the case of an assignment, the proposed assignee must specifically assume and agree in writing to be bound by all of the obligations of the Tenant hereunder.

     6.1.7 Indemnity - To defend, with counsel approved by Landlord (such approval not to be unreasonably withheld or delayed), all actions against Landlord, any partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord, holders of mortgages secured by the Premises or the Building and Lot and any other party having an interest in the Premises ("Indemnified Parties") with respect to, and to pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from Tenant's use of the Premises, except if caused by Landlord's negligence or the negligence of any person or entity for whom Landlord is legally responsible, or any claims arising from any breach or default on Tenant's part under the terms of this Lease, or from any act, fault, omission or other misconduct of Tenant, or its agents, employees, contractors, licensees, sublessees, invitees, or any person or entity for whom Tenant is legally responsible, or from injury to or death of any person or damage to or loss of property, on the Premises, except if caused by Landlord's negligence or the negligence of any person or entity for whom Landlord is legally responsible, or from Tenant's generation, storage, disposal or use of hazardous substances in, upon or about the Premises. Tenant assumes all risk of damage to or loss of property or injury to or death of persons in, upon or about the Premises, from any cause other than Landlord's negligence or the negligence of any person or entity for whom Landlord is legally responsible.

     6.1.8 Tenant's Insurance - To maintain (a) all risk property insurance in amounts sufficient to fully cover Tenant's improvements and all property in the Premises which is not owned by Landlord and (b) commercial general liability insurance on the Premises, with Landlord named as an additional insured, in respect of such commercial general liability insurance indemnifying Landlord and Tenant against all claims and demands for (i) injury to or death of any person or damage to or loss of property, on the Premises or connected with the use, condition or occupancy of the Premises unless caused by the negligence of Landlord or its servants or agents, (ii) violation of this Lease, or (iii) any act, fault or omission, or other misconduct of Tenant or its agents, employees, contractors, licensees, sublessees or invitees, in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1.1, and from time to time during the Term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes, and shall be written on the "Occurrence Basis", and to furnish Landlord with certificates thereof. Such insurance shall be effected under valid and enforceable policies with insurers authorized to do business in Massachusetts as stock or mutual companies that are rated in the current edition of BEST'S KEY RATING GUIDE, PROPERTY AND CASUALTY as A and as Class VII or higher. Not later than the first to occur of (a) the Term Commencement Date or (b) the commencement of any activities by Tenant in or about the Premises and thereafter not less than 30 days prior to the expiration dates of the expiring policies theretofore furnished pursuant to this Section 6.1.8, Tenant shall deliver to Landlord certificates of insurance issued by the insurers evidencing all such policies in form satisfactory to Landlord, accompanied by evidence satisfactory to Landlord of payment of the first installment of the premiums. Each such policy shall provide that it may not be cancelled and that its form, terms or conditions may not be materially changed without at least 30 days prior written notice to each insured named therein.

     6.1.9 Tenant's Worker's Compensation Insurance - To keep all of Tenant's employees working in the Premises covered by worker's compensation insurance in statutory amounts and to furnish Landlord with certificates thereof.

     6.1.10 Landlord's Right of Entry - To permit Landlord and Landlord's agents entry at all reasonable times during normal business hours and upon reasonable advance notice (except that no notice is required in the event of an emergency, in which case Landlord shall be permitted to enter at any time): to examine the Premises and, if Landlord shall so elect, to make repairs, replacements, alterations or substitutions as Landlord may deem necessary or desirable provided that Landlord will not unreasonably interfere with Tenant's business; to remove, at Tenant's expense, any changes or additions not consented to in writing by Landlord if such consent was required under the provisions of this Lease; and to show the Premises to prospective tenants during the 9 months (or if Tenant has given notice of exercise of Tenant's Option to Extend in accordance with Section 2.3 hereof, 8 months) preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times during normal business hours.

     6.1.11 Loading - Not to place Tenant's Property, as defined in Section 6.1.13, upon the Premises so as to exceed a rate of 75 pounds of live load per square foot with respect to any floor of the Building other than the ground floor; not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner as Landlord shall in each instance approve (such approval not to be unreasonably withheld or delayed); and not to leave Tenant's personal property or equipment in or about the common loading area serving the Building; Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure shall be placed and maintained by Tenant in settings of cork, rubber, spring, or other types of vibration eliminators sufficient to eliminate such vibration or noise.

     6.1.12 Landlord's Costs - In case Landlord shall be made party to any litigation commenced by or against Tenant or by or against any parties in possession of the Premises or any part thereof claiming under Tenant, to pay, as additional rent, all costs including, without implied limitation, reasonable counsel fees incurred by or imposed upon Landlord in connection with such litigation (except in connection with litigation involving an alleged breach or default by Landlord under the terms of this Lease to the extent that Landlord is held to be in breach or default or litigation involving the alleged negligence or willful misconduct of Landlord or of any person or entity for whom Landlord is legally responsible to the extent that Landlord or anyone for whom Landlord is legally responsible is found to have engaged in negligence or willful misconduct), and, as additional rent, also to pay all such costs and fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease.

     6.1.13 Tenant's Property - All the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building or on the Lot shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord unless due to the negligence or willful misconduct of Landlord or of any person or entity for whom Landlord is legally responsible.

     6.1.14 Labor or Materialmen's Liens - To pay promptly when due, and to defend and indemnify Landlord from and against, the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, subject to Tenant's right to contest any claim in good faith so long as Landlord's interest in the Building or the Lot is not impaired thereby; and to cause any liens for labor or materials performed or furnished in connection with any work done on the Premises by or on behalf of Tenant that may attach to the Premises to be immediately released of record by payment or posting of proper bond.

     6.1.15 Changes or Additions - Only to make changes or additions to the Premises in accordance with Article III hereto, provided that Tenant shall reimburse Landlord for all reasonable out-of-pocket costs incurred by Landlord in reviewing Tenant's proposed changes or additions.

     6.1.16 Holdover - To pay to Landlord the greater of one hundred fifty percent (150%) of (a) the then fair market rent as conclusively determined by Landlord in its reasonable judgement or (b) the total of the Annual Base Rent and additional rent then applicable for each month or portion thereof Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise, and also to pay all damages sustained by Landlord on account thereof; the provisions of this subsection shall not operate as a waiver by Landlord of the right of re-entry provided in this Lease.

     6.1.17 Security - To indemnify, and save Landlord harmless from any claim for injury to person or damage to property asserted by any personnel, employee, guest, invitee or agent of Tenant which is suffered or occurs within the Premises by reason of the act of any intruder or any other person within the Premises, unless such intruder's access to the Premises is caused by or the result of the negligence of Landlord or of any person or entity for whom Landlord is legally responsible.
















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


                                   ARTICLE VII

                      DAMAGE AND DESTRUCTION; CONDEMNATION


7.1  FIRE OR OTHER CASUALTY

     7.1.1 Subject to the provisions of Section 7.1.2 hereof, in the event during the Term hereof the Premises shall be partially damaged (as distinguished from "substantially damaged" as such term is hereinafter defined) by fire, explosion, casualty or any other occurrence covered or as may be required to be covered, as herein provided, by Landlord's insurance or by such casualty plus required demolition, or by action taken to reduce the impact of any such event, Landlord shall forthwith proceed to repair such damage and restore the Premises, or so much thereof as was originally constructed or delivered by Landlord to substantially its condition at the time of such fire, explosion, casualty or occurrence, provided that Landlord shall not be obligated to expend for such repair an amount in excess of the insurance proceeds recovered as a result of such damage and, further provided that Tenant is not then in default of any of its obligations under this Lease beyond any applicable cure period. Landlord shall not be responsible for any delay which may result from any cause beyond Landlord's reasonable control. If Landlord is not obligated to undertake or to complete the repair of such damage and the restoration of the Premises, or so much thereof as was originally constructed or delivered by Landlord, to substantially its condition at the time of such fire, explosion, casualty or occurrence, as a result of the unavailability of insurance proceeds in an amount sufficient to complete such repair and restoration, and Landlord does not elect to do so, Landlord shall provide written notice to Tenant that it will not so repair such damages and restore the Premises as soon as practicable after Landlord determines that it will not so repair such damage and restore the Premises, and thereupon Tenant shall have the right to terminate this Lease by notice to Landlord given no later than 30 days after Landlord's notice to Tenant.

     7.1.2 If, however, (i) the Premises should be damaged or destroyed (a) by fire or other casualty (1) to the extent of 25% or more of the cost of replacement, or (2) so that 25% or more of the principal area contained in the Premises shall be rendered untenantable, or (b) by any casualty other than those covered by insurance policies required to be maintained by Landlord under this Lease (hereinafter "substantially damaged"), or (ii) the Premises shall be damaged in whole or in part during the last 2 years of the Term, or (iii) there shall be damage to the Premises of a character as cannot reasonably be expected to be repaired within 12 months from the date of casualty, or (iv) such restoration involves the demolition of or repair of damage to 25% percent or more of the Premises, or (v) applicable law requires the demolition of the Building or forbids the




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

rebuilding of the damaged portion of the Building, or (vi) such restoration requires repairs in an amount in excess of the insurance proceeds recovered or recoverable, or (vii) Landlord's mortgagee shall require that the insurance proceeds from such damage or destruction be applied against the principal balance due on any mortgage, Landlord may, at its option, either terminate this Lease or elect to repair the Premises and Landlord shall notify Tenant as to its election within 60 days after such fire or casualty. If Landlord elects to terminate this Lease, the Term hereof shall end on the date specified in the notice (which shall be the end of a calendar month and not sooner than 30 days after such election was made). If Landlord does not elect to terminate this Lease, then Landlord shall perform such repairs set forth in Section 7.1.3 hereof and Tenant shall perform such repairs in the Building as set forth in
Section 7.1.4 hereof, and the Term shall continue without interruption and this Lease shall remain in full force and effect.

     If Landlord has not elected to terminate this Lease and if there shall be damage to the Premises of a character as cannot (in the reasonable judgment of Landlord's engineer) reasonably be expected to be repaired within 12 months from the date of casualty (which judgment shall be made and notice thereof given to Tenant within 60 days of the fire or other casualty), then Tenant may, at its option, terminate this Lease provided that Tenant's election shall be made within 30 days of Landlord's delivery of the estimate of Landlord's engineer as to the time period required for restoration.

     7.1.3 If neither Landlord nor Tenant elects to terminate this Lease as provided in Section 7.1.2 hereof and if Tenant is not then in default of any of its obligations under the Lease beyond any applicable cure period provided for herein, Landlord shall work diligently to reconstruct as much of the Premises as was originally constructed or delivered by Landlord (it being understood by Tenant that Landlord shall not be responsible for any reconstruction of leasehold improvements, which reconstruction is the sole responsibility of Tenant) to substantially its condition at the time of such damage. Landlord shall not be responsible for any delays which may result from any cause beyond Landlord's reasonable control; provided that if Landlord, for any reason, fails to substantially complete such reconstruction within twelve (12) months from the date of the fire or casualty, Tenant, at its option, may terminate this Lease at the end of such twelve month period by written notice given to Landlord, provided, however, that so long as Landlord has been and continues to diligently and continuously pursue such reconstruction to completion, such termination shall only be effective sixty (60) days after the giving of such notice and then only if Landlord does not substantially complete such reconstruction within such sixty-day period. If Landlord has been diligently and continuously pursuing such reconstruction to completion and does substantially complete such reconstruction within such sixty-day period, such termination shall be null and void and this Lease shall continue in full force and effect for the remainder of the Term, subject to the provisions of the Lease. For purposes hereof, substantial completion shall mean that the reconstruction has been completed with the exception of (a) minor items which can be fully completed without material interference with the use of the Premises by Tenant for the Permitted Uses, and (b) items which are incomplete because of delays caused by Tenant.

     7.1.4 If Landlord does not elect to terminate this Lease as provided in
Section 7.1.2 hereof, Tenant shall, at its own cost and expense, repair and restore the Premises in accordance with the provisions of Section 6.1.15 hereof to the extent not required to be repaired by Landlord pursuant to the provisions of this Section 7.1, including, but not limited to, the repairing and/or replacement of its merchandise, trade fixtures, furnishings and equipment in a manner and to at least a condition equal to that prior to its damage or destruction. Tenant agrees to commence the performance of its work when notified by Landlord that the work to be performed by Tenant can, in accordance with good construction practices, then be commenced and Tenant shall complete such work as promptly thereafter as is practicable, but in no event more than 120 days thereafter.

     7.1.5 All proceeds payable from Landlord's insurance policies with respect to the Premises shall belong to and shall be payable to Landlord. If Landlord does not elect to terminate this Lease as provided in Section 7.1.2 hereof, Landlord shall disburse and apply so much of any insurance recovery as shall be necessary against the cost to Landlord of restoration and rebuilding of Landlord's work referred to in Section 7.1.3 hereof, subject to the prior rights of any lessor under a ground or underlying lease covering the Building and/or the holder of any mortgage liens against the Building.

     7.1.6 In the event that the provisions of Section 7.1.1 or Section 7.1.2 shall become applicable, the Annual Base Rent and additional rent shall be abated or reduced proportionately during any period in which, by reason of such damage or destruction, there is substantial interference with the operation of the business of Tenant in the Premises, having regard to the extent to which Tenant may be required to discontinue its business in the Premises, and such abatement or reduction shall continue for the period commencing with such destruction or damage and ending with the completion by Landlord of such work of repair and/or reconstruction as Landlord is obligated to do (or elects to do in accordance with Section 7.1.1) and the earliest of (i) completion by Tenant of such work as Tenant is obligated to do, (ii) Tenant's use of the Premises for the Permitted Uses (provided that the expiration of any such abatement or reduction as a result of Tenant's use of the Premises for the Permitted Uses shall be subject to the same phasing of payments of Annual Rent and other charges in connection with Tenant's occupancy of Floor Segments as Tenant's initial occupancy of the Premises described in
Section 4.1 hereof), and (iii) provided that Tenant diligently and continuously pursues Tenant's work to completion, 120 days after the date Tenant is obligated to commence Tenant's work.

7.2  EMINENT DOMAIN.

     If, after the execution and before termination of this Lease, the entire Premises or the parking area on the Lot (unless reasonably equivalent substitute parking is provided) shall be taken by eminent domain or destroyed by the action of any public or quasi-public authority, or in the event of conveyance in lieu thereof, the Term shall cease as of the day possession shall be taken by such authority, and Tenant shall pay rent up to that date with a pro-rata refund by Landlord of such rent and additional rent as shall have been paid in advance for a period subsequent to the date of the taking of possession.

     If less than 25% of the Premises or the parking area on the Lot (with due credit for reasonably equivalent substitute parking provided by Landlord) shall be so taken or conveyed, this Lease shall cease only as respects the parts so taken or conveyed, as of the day possession shall be taken, and Tenant shall pay rent up to that day, with an appropriate refund by Landlord of such rent as may have been paid in advance for a period subsequent to the date of the taking of possession, and thereafter the Annual Base Rent shall be equitably adjusted. Pending agreement of such rental adjustment, Tenant agrees to pay to Landlord the Annual Base Rent in effect immediately prior to the taking by eminent domain. Landlord shall at its expense make all necessary repairs or alterations so as to constitute the remaining premises a complete architectural unit.

     If more than 25% of the Premises shall be so taken or conveyed, then at Landlord's or Tenant's option upon notice to the other party, the Lease shall terminate on the date specified in such notice (which shall be the end of a calendar month and not sooner than thirty (30) days after such election was made). If neither party elects to terminate the Lease, the Term shall cease only as respects the part so taken or conveyed, from the day possession shall be taken, and Tenant shall pay rent to that date with an appropriate refund by Landlord of such rent as may have been paid in advance for a period subsequent to the date of the taking of possession. If neither Landlord nor Tenant elects to terminate the Lease, all of the terms herein provided shall continue in effect except that the Annual Base Rent shall be equitably adjusted, and Landlord shall make all necessary repairs or alterations so as to constitute the remaining premises a complete architectural unit.

     All compensation awarded for any such taking or conveyance, whether for the whole or a part of the Premises, shall be the property of Landlord, whether such damages shall be awarded as compensation for diminution in the value of the leasehold or of the fee of or underlying leasehold interest in the Premises, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all such compensation; provided, however, that Tenant shall be entitled to seek a separate award for Tenant's stock, trade fixtures and relocation expense.

     In the event of any taking of the Premises or any part thereof for temporary use, this Lease shall be and remain unaffected thereby and rent shall not abate.



                                  ARTICLE VIII

                               RIGHTS OF MORTGAGEE


8.1  PRIORITY OF LEASE.

     The Building and the Lot are not subject to any presently existing mortgage or deed of trust covering the Lot or Building or both.

     Unless the option provided for in the next following sentence shall be exercised, this Lease shall be superior to and shall not be subordinate to, any mortgage, deed of trust or other voluntary lien hereafter placed on the Lot or Building or both (the "mortgaged premises"). The holder of any such mortgage, deed of trust or other voluntary lien shall have the option to subordinate this Lease to the same, provided that such holder enters into an agreement with Tenant by the terms of which the holder will agree to recognize the rights of Tenant under this Lease and to accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise and Tenant will agree to recognize the holder of such mortgage as Landlord in such event, which agreement shall be made to expressly bind and inure to the benefit of the successors and assigns of Tenant and of the holder and upon anyone purchasing the mortgaged premises at any foreclosure sale. Any such mortgage to which this Lease shall be subordinated may contain such terms, provisions and conditions as the holder deems usual or customary.

8.2  RIGHTS OF MORTGAGE HOLDERS; LIMITATION OF MORTGAGEE'S LIABILITY.

     The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments evidencing other voluntary liens or encumbrances, and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. The word "holder" shall mean a mortgagee, and any subsequent holder or holders of a mortgage. Until the holder of a mortgage shall enter and take possession of the Premises for the purpose of foreclosure, such holder shall have only such rights of Landlord as are necessary to preserve the integrity of this Lease as security. Upon entry and taking possession of the Premises for the purpose of foreclosure, such holder shall have all the rights of Landlord. Notwithstanding any other provision of this Lease to the contrary, including without limitation Section 10.4, no such holder of a mortgage shall be liable, either as mortgagee or as assignee, to perform, or be liable in damages for failure to perform any of the obligations of Landlord unless and until such holder shall enter and take possession of the Premises for the purpose of foreclosure, and such holder shall not in any event be liable to perform or for failure to perform the obligations of Landlord under Section 3.1. Upon entry for the purpose of foreclosure, such holder shall be liable to perform all of the obligations of Landlord (except for the obligations under Section 3.1), subject to and with the benefit of the provisions of Section 10.4, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under said provisions to the owner of the equity of the Premises.


8.3  MORTGAGEE'S ELECTION.

     Notwithstanding any other provision to the contrary contained in this Lease, if prior to substantial completion of Landlord's obligations under
Article III, any holder of a first mortgage on the mortgaged premises enters and takes possession thereof for the purpose of foreclosing the mortgage, such holder may elect, by written notice given to Tenant and Landlord at any time within 90 days after such entry and taking of possession, not to perform Landlord's obligations under Article III, and in such event such holder and all persons claiming under it shall be relieved of all obligations to perform, and all liability for failure to perform, said Landlord's obligations under Article III, and Tenant may terminate this Lease and all its obligations hereunder by written notice to Landlord and such holder given within 30 days after the day on which such holder shall have given its notice as aforesaid.

8.4  NO PREPAYMENT OR MODIFICATION, ETC.

     Tenant shall not pay Annual Base Rent, additional rent, or any other charge more than 10 days prior to the due date thereof. No prepayment of Annual Base Rent, additional rent or other charge, no assignment of this Lease and no agreement to modify so as to reduce the rent, change the Term, or otherwise materially change the rights of Landlord under this Lease, or to relieve Tenant of any obligations or liability under this Lease, shall be valid unless consented to in writing by Landlord's mortgagees of record, if any.


8.5  NO RELEASE OR TERMINATION.

     No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this Section 8.5 shall be deemed to impose any obligation on any such mortgagee to correct or cure any such condition. "Reasonable time" as used above means and includes a reasonable time to obtain possession of the mortgaged premises, if the mortgagee elects to do so, and a reasonable time to correct or cure the condition if such condition is determined to exist.


8.6  CONTINUING OFFER.

     The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a mortgagee (particularly, without limitation thereby, the covenants and agreements contained in this Article VIII) constitute a continuing offer to any person, corporation or other entity, which by accepting or requiring an assignment of this Lease or by entry or foreclosure assumes the obligations herein set forth with respect to such mortgagee; such mortgagee is hereby constituted a party to this Lease as an obligee hereunder to the same extent as though its name were written hereon as such; and such mortgagee shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may reasonably be deemed necessary to implement the provisions of this Article VIII.

                                   ARTICLE IX

                                     DEFAULT


9.1  EVENTS OF DEFAULT.

     If any default by Tenant continues, in case of Annual Base Rent, additional rent or any other monetary obligation to Landlord for more than 5 days after written notice to Tenant of the default (provided that if two such notices have been given in any twelve-month period, notice of any such subsequent default shall not be required hereunder), or in any other case for more than 30 days after written notice and such additional time, if any, as is reasonably necessary to cure the default if the default is of such a nature that it cannot reasonably be cured in 30 days and Tenant promptly commences to cure such default and diligently pursues such cure without interruption to completion; or if Tenant becomes insolvent, fails to pay its debts as they fall due, files a petition under any chapter of the U.S. Bankruptcy Code, 11 U.S.C. 101 et seq., as it may be amended (or any similar petition under any insolvency law of any jurisdiction), or if such petition is filed against Tenant and not dismissed within sixty (60) days thereafter; or if Tenant proposes any dissolution, liquidation, composition, financial reorganization or recapitalization with creditors, makes an assignment or trust mortgage for benefit of creditors, or if a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to any property of Tenant; or if the leasehold hereby created is taken on execution or other process of law in any action against Tenant; then, and in any such case, Landlord and the agents and servants of Landlord may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter while such default continues and without further notice, at Landlord's election, do any one or more of the following: (1) give Tenant written notice stating that the Lease is terminated, effective upon the giving of such notice or upon a date stated in such notice, as Landlord may elect, in which event the Lease shall be irrevocably extinguished and terminated as stated in such notice without any further action, or (2) with or without process of law, in a lawful manner enter and repossess the Premises as of Landlord's former estate, and expel Tenant and those claiming through or under Tenant, and remove its and their effects, without being guilty of trespass, in which event the Lease shall be irrevocably extinguished and terminated at the time of such entry, or (3) pursue any other rights or remedies permitted by law. Any such termination of the Lease shall be without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and in the event of such termination Tenant shall remain liable under this Lease as hereinafter provided. Tenant hereby waives all statutory rights (including, without limitation, rights of redemption, if any) to the extent such rights may be lawfully waived, and Landlord, without notice to Tenant, may store Tenant's effects and those of any person claiming through or under Tenant at the expense and risk of Tenant and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.


9.2  TENANT'S OBLIGATIONS AFTER TERMINATION.

     In the event that this Lease is terminated under any of the provisions contained in Section 9.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, (i) the present value, discounted at a reasonable discount determined by Landlord, of the excess of the total rent reserved for the residue of the Term over the rental value of the Premises for said residue of the Term and (ii) the unamortized portion of the actual out-of-pocket costs and expenses incurred by Landlord in completing Landlord's Work, amortized on a straight-line reduction basis from 100% to 0% over a five (5) year period commencing on the Term Commencement Date. In calculating the rent reserved, there shall be included, in addition to the Annual Base Rent and all additional rent, the value of all other consideration agreed to be paid or performed by Tenant for said residue. Tenant further covenants as an additional and cumulative obligation after any such ending to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant under the next foregoing covenant, Tenant shall be credited with any amount paid to Landlord as compensation as provided in the first sentence of this Section 9.2 and also with the net proceeds of any rents obtained by Landlord by reletting the Premises, after deducting all Landlord's expenses in connection with such reletting, including, without implied limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its sole judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

     So long as at least 12 months of the Term remain unexpired at the time of such termination, in lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 9.2, Landlord may by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 9.1, or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Annual Base Rent and additional rent accrued under Article IV in the 12 months ended next prior to such termination plus the amount of Annual Base Rent and additional rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section 9.2 up to the time of payment of such liquidated damages.

     Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.



                                    ARTICLE X

                                  MISCELLANEOUS


10.1   NOTICE OF LEASE.

       Upon request of either party, both parties shall execute and deliver, after the Term begins, a short form of this Lease in form appropriate for recording or registration, and if this Lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination.


10.2   NOTICES FROM ONE PARTY TO THE OTHER.

       All notices required or permitted hereunder shall be in writing and addressed, if to the Tenant, at Tenant's Address or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at Landlord's Address or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall have been deemed duly given if mailed to such address postage prepaid, registered or certified mail, return receipt requested, when deposited with the U.S. Postal Service, or if delivered to such address by hand, when so delivered.


10.3   BIND AND INURE.

       The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Landlord named herein and each successive owner of the Premises shall be liable only for the obligations accruing during the period of its ownership. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Building and the Lot but not upon other assets of Landlord. No individual partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Building and the Lot in pursuit of its remedies upon an event of default hereunder, and the general assets of the individual partners, trustees, stockholders, officers, employees or beneficiaries of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant.


10.4   NO SURRENDER.

       The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.


10.5   NO WAIVER, ETC.

       The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or any of the Rules and Regulations referred to in Section 6.1.4, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation, nor shall the failure of Landlord to enforce any of said Rules and Regulations against any other tenant in the Building be deemed a waiver of any such Rules or Regulations. The receipt by Landlord of Annual Base Rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach by Landlord, unless such waiver be in writing and signed by Landlord. No consent or waiver, express or implied, by Landlord to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

10.6   NO ACCORD AND SATISFACTION.

       No acceptance by Landlord of a lesser sum than the Annual Base Rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.


10.7   CUMULATIVE REMEDIES.

       The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.


10.8   RIGHT TO CURE; LANDLORD'S DEFAULT.

       If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation, notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate of 4% per annum in excess of the then prime commercial rate of interest being charged by the BankBoston in Boston, Massachusetts) and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

       Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and such failure shall continue for a period of thirty (30) days or such additional time as is reasonably required to commence or complete the correction of, and thereafter correct, any such default after notice has been given by Tenant to Landlord specifying the nature of Landlord's alleged default.

10.9   ESTOPPEL CERTIFICATE.

       Tenant agrees, from time to time, upon not less than 15 days' prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect; that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Annual Base Rent and additional rent and to perform its other covenants under this Lease; that there are no uncured defaults of Landlord or Tenant under this Lease (or, if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications, and, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail); and the dates to which the Annual Base Rent, additional rent and other charges have been paid. Any such statement delivered pursuant to this Section 10.10 shall be in a form reasonably acceptable to and may be relied upon by any prospective purchaser or mortgagee of premises which include the Premises or any prospective assignee of any such mortgagee.


10.10  WAIVER OF SUBROGATION.

       Any insurance carried by either party with respect to the Premises and property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrences of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such clause or endorsement to the extent of the indemnification received thereunder.


10.11  ACTS OF GOD.

       In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time", and such time shall be deemed to be extended by the period of such delay.

10.12  BROKERAGE.

       Tenant and Landlord represent and warrant that they dealt with no brokers in connection with this transaction other than the Brokers and agree to defend, with counsel approved by the other, indemnify and save the other harmless from and against any and all cost, expense or liability for any compensation, commissions or charges claimed by a broker or agent claiming through the indemnitor, other than the Brokers in connection with this Lease. Landlord hereby agrees to pay the brokerage fees to the Brokers in connection with the execution and delivery of this Lease.


10.13  SUBMISSION NOT AN OFFER.

       The submission of a draft of this Lease or a summary of some or all of its provisions does not constitute an offer to lease or demise the Premises, it being understood and agreed that neither Landlord nor Tenant shall be legally bound with respect to the leasing of the Premises unless and until this Lease has been executed by both Landlord and Tenant and a fully executed copy has been delivered to each of them.


10.14  APPLICABLE LAW AND CONSTRUCTION.

       This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall be declared invalid or unenforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Lease and their application to persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties, and in the place of such invalid or unenforceable provision, there shall be substituted a like, but valid and enforceable provision which comports to the findings of the aforesaid court and most nearly accomplishes the original intention of the parties.

       There are no oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant.

       The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease.

       Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one tenant, the obligations imposed by this Lease upon Tenant shall be joint and several.


10.15  AUTHORITY

       Each of Landlord and Tenant represents and warrants to the other party (which representations and warranties shall survive the delivery of this Lease) that: (a) such party (i) is duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) has the corporate power and authority to carry on businesses now being conducted and is qualified to do business in every jurisdiction where such qualification is necessary and
(iii) has the corporate power to execute and deliver and perform its obligations under this Lease and (b) the execution, delivery and performance by such party of its obligations under this Lease have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the corporate charter or by-laws of the such party or any indenture, agreement or other instrument to which it is a party or by which it is bound.

10.16  SECURITY DEPOSIT

       Upon execution of the Lease, Tenant shall provide to Landlord either a cash deposit in the amount of the Security Deposit, or, at Tenant's election, an irrevocable and unconditional standby documentary letter of credit in the amount of the Security Deposit (in either case, the "Security Deposit") issued by a bank or other institution satisfactory to Landlord in its sole discretion, naming Landlord, its successors and assigns as the beneficiary, expiring no less than one (1) year from the Term Commencement Date and renewing automatically each year (or at the end of the applicable term thereof) unless the issuing bank has given Landlord notice at least 45 days prior to expiration that the same will not be renewed, and otherwise in form and substance satisfactory to Landlord in its sole discretion (the "Letter of Credit"). Landlord shall be permitted to draw upon the Security Deposit, whether in the form of cash or Letter of Credit, in the event of (i) default by Tenant in the payment of Annual Rent or additional rent or otherwise in any obligation hereunder beyond all applicable cure periods, in which event Landlord may draw upon all or a portion of the Security Deposit and apply the proceeds as described below, or (ii) failure by Tenant to provide to Landlord either a cash deposit in the amount of the Security Deposit or a replacement or substitute Letter of Credit in the amount of the Security Deposit, as the same may reduce as set forth below, and otherwise subject to the conditions set forth above, no less than thirty (30) days prior to the expiration date of the Letter of Credit then held by Landlord, in which event Landlord may draw upon all of the Letter of Credit and, in such event, shall hold the cash proceeds thereof as the Security Deposit hereunder. If the Security Deposit is provided to or held by Landlord in cash, and the same is not the result of a default by Tenant, it shall be held in an interest-bearing account to be selected by Landlord in its sole discretion, with interest to be added to the Security Deposit, and to be deemed a part of the Security Deposit. If the Security Deposit is held by Landlord in cash as the result of a default by Tenant, the Security Deposit shall be held in an account to be selected by Landlord in its sole discretion, with no interest thereon to Tenant, and may be commingled with other funds of Landlord.

       The Security Deposit is being delivered by Tenant to Landlord as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. It is understood and agreed that if any default by Tenant occurs hereunder and continues beyond all applicable cure periods, Landlord may (but shall not be required to) use, apply or retain the whole or any part of the Security Deposit so deposited to the extent required for payment of any sum as to which Tenant is in default beyond applicable cure periods, if any, or for any sum which Landlord may expend or may be required to expend by reason of any default by Tenant hereunder beyond applicable cure periods, if any, including, but not limited to, any damage or deficiency accrued before or after summary proceedings or other reentry by Landlord. Any cash portion of the Security Deposit not so applied shall be held by Landlord as further security hereunder. It is agreed that Landlord shall always have the right (but not the obligation) to apply the Security Deposit or any part thereof, as aforesaid, without prejudice to any other remedy or remedies which Landlord may have, or Landlord may pursue any other such remedy or remedies in lieu of applying the Security Deposit or any part thereof.

       Provided that on each date on which the Security Deposit would otherwise be reduced in accordance with the provisions hereof, Tenant is not then in default of any of its obligations under the Lease beyond any applicable cure period provided for herein, or if any condition exists which with the giving of notice, or the passage of time, or both, would constitute a default exists, if such condition is not removed or corrected within the applicable cure period, if any, then the Security Deposit shall be reduced to (a) $250,860.76 on the first anniversary of the Term Commencement Date, (b) $196,807.60 on the second anniversary of the Term Commencement Date and (c) $137,944.79 on the third anniversary of the Term Commencement Date; provided, however, that in the event
(i) Tenant shall be in default of any of its obligations under the Lease beyond any applicable cure period provided for herein on any date on which the Security Deposit would otherwise be reduced hereunder, or Tenant does not so remove or correct any such condition which exists on any such date within the applicable cure period, if any, or (ii) Landlord has drawn upon the Security Deposit to cure a default of Tenant and Tenant has not restored the Security Deposit to the required amount prior to a scheduled reduction in the amount of the Security Deposit, then in either of such events there shall be no further reductions in the Security Deposit hereunder. If a condition exists on any date on which the Security Deposit would otherwise be reduced hereunder which with the giving of notice, or the passage of time, or both, would constitute an event of default hereunder, and Tenant removes or corrects such condition within the applicable cure period, if any, then the Security Deposit shall be reduced in accordance with the foregoing within ten (10) days of the completion of such cure. If the Security Deposit is given in the form of a Letter of Credit, the Letter of Credit shall by its terms provide that scheduled reductions in the amount of the Letter of Credit shall themselves be ineffective, as provided above, pursuant to instructions from Landlord to the issuer of the Letter of Credit, provided, however, that upon Tenant's cure of all defaults and restoration of the Security Deposit, if applicable, on or before the date of a scheduled reduction in the amount of the Security Deposit, or upon removal or correction of a condition which with the giving of notice, or the passage of time, or both, would constitute an event of default on or before the expiration of the applicable cure period, if any, Landlord shall direct the issuer of the Letter of Credit to allow the scheduled reduction in the amount of the Letter of Credit to occur. In the event the Security Deposit consists partly of cash and partly of a letter of credit, the reductions contemplated hereunder shall be made from the cash portion first until the same has been fully disbursed and thereafter shall be effected under the Letter of Credit.

       If Landlord shall apply the Security Deposit or any part thereof, as aforesaid, Tenant shall upon demand pay to Landlord an amount of cash or restore the Letter of Credit to the amount required prior to such application or deliver to Landlord a replacement Letter of Credit in such amount in order, in all cases, to restore the Security Deposit to the amount required prior to such application. The Security Deposit, if any, or any balance thereof after application of the Security Deposit to uncured defaults of Tenant, shall be returned to Tenant within 30 days after the expiration of the Lease Term or termination of the same and after delivery of possession of the entire Premises to Landlord.

       In the event of a sale or other transfer of the Premises or leasing of the Premises, Landlord shall transfer the Security Deposit to the grantee, transferee or lessee and upon acceptance and assumption by such grantee, transferee or lessee of the Security Deposit and Landlord's obligations hereunder, Landlord shall be released by Tenant from any and all liability with respect to the Security Deposit, its application and return, and Tenant agrees in such case to look solely to the grantee, transferee or lessee. It is further understood that the provisions of the immediately preceding sentence shall also apply to subsequent grantees, transferees and lessees. Tenant covenants that it will not assign or encumber nor attempt to assign or encumber the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Any assignment or encumbrance of the Security Deposit by Tenant shall be null and void and without force or effect at law or in equity.

       EXECUTED as a sealed instrument in two or more counterparts on the day and year first above written.

                                             LANDLORD:

                                             CONNECTICUT GENERAL LIFE INSURANCE
                                             COMPANY

                                             By:  CIGNA Investments, Inc.



                                                  By:  /s/ James H. Rogers
                                                       ------------------------
                                                       Its: Managing Director


                                             TENANT:

                                             MEDIA 100 INC.



                                             By:   /s/ John A. Molinari
                                                   ------------------------
                                                   Name: John A. Molinari
                                                   Title: President
                                                   Hereunto duly authorized

                                             A copy of Tenant's corporate
                                             authorization for such execution is
                                             attached hereto.